EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders

Mercury Computer Systems, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-53291, 333-52864, 333-101993, 333-112989, 333-129929, 333-139019, 333-139020 and 333-149046) on Form S-8 of Mercury Computer Systems, Inc. of our reports dated September 12, 2008, with respect to the consolidated balance sheets of Mercury Computer Systems, Inc. and subsidiaries as of June 30, 2008 and 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive loss, and cash flows for each of the years in the three-year period ended June 30, 2008, and the related consolidated financial statement schedule, and the effectiveness of internal control over financial reporting as of June 30, 2008, which report appears in the June 30, 2008 annual report on Form 10-K of Mercury Computer Systems, Inc.

As discussed in Note B to the consolidated financial statements, Mercury Computer Systems, Inc. adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective July 1, 2005.

/s/ KPMG LLP

Boston, Massachusetts

September 12, 2008